FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPROTT ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Bay Street, Suite 2600 Toronto, Ontario	M5J2J1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of: Sprott Gold Miners ETF	NYSE Arca, Inc.	82-4034050
Shares of beneficial interest, no par value, of: Sprott Junior Gold Miners ETF	NYSE Arca, Inc.	82-4034050

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-227545

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Sprott Gold Miners ETF and Sprott Junior Gold Miners ETF, each a series of Sprott ETF Trust (the “Registrant”), is incorporated herein by reference to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on May 8, 2019 (Files No. 333-227545; 811-23382). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227545; 811-23382), as filed with the Securities and Exchange Commission on September 26, 2018.

2.

Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227545; 811-23382), as filed with the Securities and Exchange Commission on September 26, 2018.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227545; 811-23382), as filed with the Securities and Exchange Commission on September 26, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Toronto and the Province of Ontario, on the 18th day of June 2019.

Sprott ETF Trust
(Registrant)

By:	/s/ John Ciampaglia
Name:	John Ciampaglia
Title:	President of the Trust